                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

      [ ]   Preliminary Proxy Statement
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
            Section 240.14a-12
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))

                                XATA CORPORATION
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (952) 707-5600

                                                                January 12, 2004

Dear Shareholder:

         You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 3:00 p.m., on Tuesday, February 17, 2004, at the Embassy Suites Hotel - Minneapolis Airport, 7901 34th Avenue South, Bloomington, Minnesota.

         This year you are presented with proposals to elect seven (7) directors, amend the 2002 Long-Term Incentive and Stock Option Plan, and ratify the appointment of auditors. Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to shareholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares which you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                     Very truly yours,


                                     /s/ Stephen A. Lawrence

                                     Stephen A. Lawrence
                                     Chairman

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (952) 707-5600

                    -----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 17, 2004
                    -----------------------------------------


To the Shareholders of XATA Corporation:

      The Annual Meeting of Shareholders of XATA Corporation (the "Company") will be held on Tuesday, February 17, 2004, at 3:00 p.m., at the Embassy Suites Hotel - Minneapolis Airport, 7901 34th Avenue South, Bloomington, Minnesota, for the following purposes:

      (1) To fix the number of directors at seven (7) and to elect seven (7) directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2005. ONLY 6 OF THE 7 DIRECTORS WILL BE ELECTED BY THE HOLDERS OF OUR COMMON STOCK. THE REMAINING ONE DIRECTOR WILL BE ELECTED BY THE HOLDERS OF OUR SERIES B PREFERRED STOCK, VOTING AS A CLASS.

      (2) To act upon a proposal to amend the 2002 Long-Term Incentive and Stock Option Plan to increase the shares reserved for issuance under the Plan from 400,000 to 750,000.

      (3) To act upon a proposal to ratify the appointment of Grant Thornton LLP, as independent auditors of the Company for the fiscal year ending September 30, 2004.

      (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

      We have fixed the close of business on January 8, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

      Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

                                    By Order of the Board of Directors

                                    /s/ John G. Lewis

January 12, 2004                    John G. Lewis
                                    Secretary

                                TABLE OF CONTENTS

GENERAL INFORMATION............................................................1

RECORD DATE AND VOTING.........................................................1

RECOMMENDATIONS OF THE BOARD OF DIRECTORS......................................2

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT.............................3

PROPOSAL 1 - ELECTION OF DIRECTORS.............................................6

EXECUTIVE COMPENSATION........................................................11

PROPOSAL 2 - AMENDMENT OF 2002 LONG-TERM INCENTIVE AND STOCK OPTION PLAN......17

AUDIT COMMITTEE REPORT........................................................23

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..............24

PROPOSALS FOR FISCAL 2004 ANNUAL MEETING......................................25

APPENDIX A - AUDIT COMMITTEE CHARTER

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55337
                                 (952) 707-5600

                       -----------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 17, 2004
                       ----------------------------------

                               GENERAL INFORMATION

      This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on Tuesday, February 17, 2004, to be held at the Embassy Suites Hotel - Minneapolis Airport, 7901 34th Avenue South, Bloomington, Minnesota, at 3:00 p.m., and at all adjournments thereof. The purposes of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters which will come before the meeting.

      A copy of our annual report, which includes our report on Form 10-KSB for the fiscal year ended September 30, 2003, is enclosed for your information. It is not a part of the proxy solicitation material. The report describes the financial condition of the Company as of September 30, 2003.

      We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our Common Stock and we will reimburse them for their expenses in so doing. To ensure adequate representation at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.

                             RECORD DATE AND VOTING

      We have fixed January 8, 2004, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, we had issued and outstanding 6,981,631 shares of our Common Stock, par value $.01 per share, and 1,612,903 shares of our Series B Preferred Stock ("Preferred Stock"). Each share of Common Stock and Preferred Stock is entitled to one vote on each proposal to be presented to the meeting. In addition, the Preferred Stock votes separately as a class with respect to the election of Christopher P. Marshall, one of the seven nominees for election as directors. There is no right of cumulative voting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum for the transaction of business. All matters listed in the Notice of Annual Meeting require the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy, and entitled to vote on that matter (but in no event less than a majority of a quorum, or 26% of the shares issued and outstanding).

HOW TO VOTE                         By signing and returning the enclosed proxy
                                    card, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

HOW YOUR PROXY WILL BE VOTED        Unless revoked, all properly executed
                                    proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR each nominee and FOR each other proposal described in this proxy statement. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote in accordance with their discretion.

HOW TO REVOKE YOUR PROXY            You have the power to revoke your proxy at
                                    any time before the convening of the Annual
                                    Meeting. Revocations of proxy will be
                                    honored if received by us, at the Company, addressed to the attention of John G. Lewis, Chief Financial Officer, on or before February 16, 2004. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

ABSTENTIONS                         If you abstain from voting as to any matter,
                                    your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

BROKER NON-VOTES                    If a broker turns in a "non-vote" proxy,
                                    indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS

      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, FOR AMENDMENT OF THE 2002 LONG-TERM INCENTIVE AND STOCK OPTION PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS.

               PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

      The following table sets forth as of December 31, 2003 the record and beneficial ownership of Common Stock held by (i) each person who is known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of the current directors (who also comprise all nominees for election as director);
(iii) each Named Executive Officer (as defined in "EXECUTIVE COMPENSATION"); and
(iv) all of our executive officers and directors as a group.

      Securities reported as "beneficially owned" include (a) securities which the named person may exercise voting power or investment power, alone or with others, and (b) the number of shares which the named person has the right to acquire within sixty (60) days after December 31, 2003.

                                                             NUMBER OF SHARES
           NAME AND ADDRESS                                     OWNED (4)         PERCENTAGE
           ----------------                                     ---------         ----------
           Stephen A. Lawrence (1)(2)                          81,433 (4)(8)         1.2%
           3154 North Service Drive
           Red Wing, MN  55066

           Richard L. Bogen (1)(2)                             33,750 (4)            *
           65159 East Diamond Ridge Court
           Tucson, AZ  85739

           Craig S. Fawcett (1)(2)(3)                          94,667 (4)            1.3%
           151 East Cliff Road, Suite 10
           Burnsville, MN  55337

           William (1) and                                    976,185 (6)           14.0%
           Linda Flies, JT (11)
           151 East Cliff Road, Suite 10
           Burnsville, MN  55337

           Carl M. Fredericks (1)(2)                           56,326 (4)(7)         *
           4275 Executive Square, Suite 350
           La Jolla, CA  92037

           James E. Heerin (1)(5)                                   0                *
           300 Grimes Bridge Road
           Roswell, GA  30075

           Roger W. Kleppe (1)(2)                              56,741 (4)            *
           2901 Mead Court
           Burnsville, MN  55337

           Christopher P. Marshall (1)(2)(9)(10)(11)                0                *
           505 Hamilton Avenue, Suite 200
           Palo Alto, CA 94301

                                                             NUMBER OF SHARES
           NAME AND ADDRESS                                     OWNED (4)         PERCENTAGE
           ----------------                                     ---------         ----------
           Robert C. McCormack, Jr. (1)(9)(10)(11)                  0                *
           505 Hamilton Avenue, Suite 200
           Palo Alto, CA 94301

           Charles R. Stamp, Jr. (1)(2)(5)                          0                *
           300 Grimes Bridge Road
           Roswell, GA  30075

           John G. Lewis (3)                                   59,351 (4)            *
           151 East Cliff Road, Suite 10
           Burnsville, MN  55337

           Thomas N. Flies (3)                                 57,203 (4)            *
           151 East Cliff Road, Suite 10
           Burnsville, MN  55337

           J. Perry McGahan, Jr. (3)                           42,449 (4)            *
           151 East Cliff Road, Suite 10
           Burnsville, MN  55337

           John Deere Special Technologies Group, Inc.      2,144,060               30.7%
           (11)

           300 Grimes Bridge Road
           Roswell, GA  30075

           Trident Capital, Inc. (11)                       2,064,129 (10)          22.8%
           505 Hamilton Avenue, Suite 200
           Palo Alto, CA 94301

           All executive officers and current directors     1,458,105 (4)           19.7%
           as a group (13 persons)

-------------------
*  indicates ownership of less than 1%

(1)   Currently a director.

(2)   Nominee for election as director.

(3)   Executive officer.

(4) Includes shares of common stock issuable upon exercise of currently exercisable options and warrants as follows: Craig S. Fawcett - 94,667 shares; Stephen A. Lawrence - 49,027 shares; Roger W. Kleppe - 39,027 shares; Carl M. Fredericks - 39,027 shares; Richard L. Bogen - 33,750 shares; J. Perry McGahan, Jr. - 42,449 shares; John G. Lewis - 59,351 shares; Thomas N. Flies - 56,203 shares; and all officers and directors as a group - 413,501 shares.

(5) Nominee of John Deere Special Technologies Group, Inc. ("JDSTG"). Mr. Heerin is not standing for re-election.

(6) Includes 434,205 shares held in the William P. Flies Revocable Trust UA 11/14/96, 441,980 shares held in the Linda Berg Flies Revocable Trust UA 11/14/96, and 100,000 shares held by William P. Flies and Linda Berg Flies, JT.

(7)   Includes 8,000 shares held by Carl M. Fredericks SEP IRA.

(8) Includes 10% of the 213,151 shares of common stock held by XATA Investment Partners, LLC, a limited liability company in which Mr. Lawrence is a member.

(9) Appointed on December 8, 2003 by entities affiliated with Trident Capital, Inc. (the "Trident Investors"), who are the holders of our Series B Preferred Stock. The Trident Investors are entitled to vote for up to two directors as a class so long as they hold at least 325,000 shares of Series B Preferred Stock. Mr. McCormack is not standing for re-election.

(10) Consists of 1,612,903 shares issuable upon conversion of Series B Preferred Stock and 451,226 shares issuable upon exercise of related warrants. These shares underlying preferred stock and warrants are held of record as set forth in the following table. Trident Capital, Inc. ("Trident") is authorized to act on behalf of the general partner of each of the record holders. Trident, its current directors (Christopher P. Marshall and Robert C. McCormack, Jr.), and its director nominee (Christopher P. Marshall) disclaim beneficial ownership of these shares, except to the extent of their respective economic interests in the Trident entities.

          Holder                                             Preferred Stock   Warrants
          ------                                             ---------------   --------
          Trident Capital Fund-V, L.P.                          1,444,897       404,709
          Trident Capital Fund-V Affiliates Fund, L.P.              8,398         2,326
          Trident Capital Fund-V Affiliates Fund (Q), L.P.          8,013         2,218
          Trident Capital Fund-V Principals Fund, L.P.             41,821        11,579
          Trident Capital Parallel Fund-V, C.V.                   109,774        30,394

(11) Trident has entered into a Voting Agreement with JDSTG and William P. Flies whereby JDSTG and Mr. Flies (a) agree to vote for Trident's nominee(s) for director, at such time as Trident no longer holds sufficient Preferred Stock to elect two directors as a separate class, but only for so long as Trident owns at least 800,000 shares of Common Stock (directly or by ownership of Preferred Stock), and (b) grant Trident a right of first refusal to acquire their shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Our Bylaws provide that the number of directors shall be fixed by resolution of the shareholders or the Board of Directors. The current number of directors is fixed at eleven (11), with one vacancy. The Board believes that a smaller number of directors will facilitate meetings and recommends setting the number of directors at seven (7). The seven nominees for election as directors at the Annual Meeting are as follows:

             Nominees to be Voted on by Holders of Common and Preferred Stock Stephen A. Lawrence
             Richard L. Bogen
             Craig S. Fawcett
             Carl M. Fredericks
             Roger W. Kleppe
             Charles R. Stamp, Jr.

             Nominee to be Voted on by Holders of Preferred Stock Only Christopher P. Marshall

         All of the nominees are currently members of the Board of Directors.

         Five (5) of the seven (7) nominees for election as directors at the Annual Meeting were selected by majority vote of our independent directors only (listed below), as required under the listing standards of the Nasdaq Stock Market ("Nasdaq"). These nominees are Stephen A. Lawrence, Richard L. Bogen, Craig S. Fawcett, Carl M. Fredericks, and Roger W. Kleppe.

         Charles R. Stamp, Jr. is a nominee of JDSTG and Christopher P. Marshall is a nominee of Trident Capital, Inc. ("Trident"). Currently, JDSTG has the right to nominate three directors and Trident has the right to nominate two directors (one of whom must be independent of Trident and approved by our independent directors if the total number of directors is seven or less). These rights were negotiated in connection with their respective investments in the Company. Each of JDSTG and Trident has designated just one nominee (Charles R. Stamp and Christopher P. Marshall, respectively) for election at the Annual Meeting.

         The following current members of the Board of Directors (comprising a majority of the current Board) are "independent," as defined by Nasdaq listing standards related to Board membership:

             Stephen A. Lawrence (Chairman)
             Richard L. Bogen
             Carl M. Fredericks
             James E. Heerin
             Roger W. Kleppe
             Christopher P. Marshall
             Robert C. McCormack, Jr.
             Charles R. Stamp, Jr.

(However, Messrs. Stamp, Heerin, McCormack and Marshall are not independent for purposes of service on the Audit Committee, for which a higher standard is imposed by Nasdaq, because they are associated with JDSTG and Trident, principal shareholders of the Company.)

         The directors elected at this Annual Meeting, and at annual meetings thereafter, unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting.

         In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

         STEPHEN A. LAWRENCE                 Director since September 1995
                                             Chairman

         Mr. Lawrence is Chairman and Chief Executive Officer of LTX, Inc. which is the parent company of the following multi-product line transportation providers: Lawrence Transportation Company; Lawrence Leasing, Inc.; Wilson Refrigerated Express, Inc.; and Freight Plus, Inc. Prior to assuming his role as Chairman and Chief Executive Officer of LTX, Inc. in 1991, he was Executive Vice President and General Counsel for Lend Lease Trucks, Inc. (1989-1991), and General Counsel and Chief Operating Officer for Whiteford Systems, Inc. (1986-1989). Mr. Lawrence was the past President of the Truck Rental and Leasing Association and is a member of the Minnesota Bar Association. Mr. Lawrence is a graduate of Augustana College and the University of Tennessee Law School. He was appointed Chairman of the Board of XATA Corporation in June 2003. He previously served as Chairman from November 1997 to July 2001, and served as a member of the chairman's council from August 1999 to September 2000. Mr. Lawrence is 60 years old.

         RICHARD L. BOGEN                    Director since March 2000

         Mr. Bogen has extensive global experience in transportation, supply chain and logistics management, and automotive manufacturing through past positions as the President and CEO of UPS Logistics Group, Inc., an international subsidiary of United Parcel Service (UPS); Senior Vice President and General Manager of UPS Truck Leasing, Inc.; Senior Vice President and COO of Lend Lease, Inc., a subsidiary of National Car Rental; as a senior management consultant with Booz Allen & Hamilton, Inc.; and a partner with Ray & Berndtson, a global executive search firm. Currently, Mr. Bogen is the founding partner of RLB Executive Search and leads search assignments at the CEO, COO, CFO and other executive management levels. He has served as the Chairman of the Truck Rental and Leasing Association (TRALA), on the executive committee of the American Trucking Association (ATA), as a trustee of the Atlanta Botanical Gardens, on the advisory board of the Georgia Institute of Technology for logistics graduate programs, on the Council of Logistics Management (CLM), and on the Board of Directors for the High Museum in Atlanta. Mr. Bogen currently serves on the Board of Directors and as a Vice President of Children's Charities of America, and serves on the Corporate Advisory Board of Atlanta-based Supply Chain Research Group, Inc. He also serves on the Board of Directors of the Saddlebrooke Homeowners Association in Tucson, AZ. Mr. Bogen served as Chairman of the Board of XATA Corporation from July 2001 until February 2002. He holds a bachelors degree in business administration from the University of Minnesota where he has also completed extensive post graduate executive management programs. Mr. Bogen is 67 years old.

         CRAIG S. FAWCETT                    Director since February 2002

         (President and Chief Executive Officer of the Company)

         Mr. Fawcett has been President and Chief Executive Officer since joining XATA in February 2002. He is a graduate of Harvard Business School with an MBA and has a Bachelor of Science degree in Engineering from Ohio State University. Before joining XATA, Mr. Fawcett was Vice President of the Global Agriculture Division of Deere & Company where he held numerous leadership positions involving mergers and acquisitions, operations, special technologies, business development, and served on several boards of Deere-owned technology companies. Prior to that, he was a strategic management consultant for Arthur Andersen (now Accenture), where he led a series of international technology project engagements for Global 1000 clients. Mr. Fawcett is 37 years old.

         CARL M. FREDERICKS                  Director since February 1998

         Mr. Fredericks is President of Fredericks & Associates, a regional investment banking firm, founded in 1982 and located in San Diego, CA, specializing in emerging market companies, both private and public. The firm is active in advisory services, funding activities, and mergers and acquisitions. He also is Chief Executive Officer of CBC Management, LLC, the sole manager of Commercial Bridge Capital, LLC, a private bridge loan fund. From 1992 to 1998, Mr. Fredericks was the managing member of Fredericks, Shields & Co., LLC, a firm that was engaged in the same types of business conducted by Fredericks & Associates. From 1990 to 1991, he served as Vice President and investment manager at Westinghouse Credit Corporation, Newport Beach, CA, where he was responsible for managing its investments in sponsored leverage buyouts and recapitalization of large- and middle-market companies in the United States. Mr. Fredericks holds a master's degree in business administration and finance from Columbia University, Graduate School of Business Administration, New York City, and a bachelor's degree in economics from Denison University in Granville, Ohio. He previously served as a member of the board of directors of Bio-Interfaces, Inc., and as an advisor to the boards of directors of Triton Group Ltd. and Firstworld Communications, Inc. He also is a member of the board of directors of the Association for Corporate Growth (San Diego Chapter). Mr. Fredericks is currently a trustee of the Marshall M. Fredericks Sculpture Museum at Saginaw Valley State University. Mr. Fredericks is 59 years old.

         ROGER W. KLEPPE                     Director since September 1995

         Mr. Kleppe is Vice President of Human Resources for Blue Cross and Blue Shield of Minnesota, reporting to the president and chief executive officer. Blue Cross is the State of Minnesota's oldest and largest health insurance company with more than 2.6 million members and $6.0 billion in revenue. He also is responsible for real estate and facilities management at Blue Cross. Mr. Kleppe has been with Blue Cross since March 1994. He previously served on the Blue Cross board of trustees and on the corporate member board, each for two years. Prior to March 1994, Mr. Kleppe was Vice President of Human Resources and Administrative Resources for National Business Systems, Inc. Mr. Kleppe has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. He currently serves on the board of directors for Prime Therapeutics, Inc., a for-profit pharmacy benefit management company. Mr. Kleppe also serves as President of the Human Resources Executive Council, a professional association of human resource executives from the largest companies in the Twin Cities, and serves as a member of the board of advisors for the Executive Development Center, Carlson School of Management, at the University of Minnesota. Mr. Kleppe is 54 years old.

         CHRISTOPHER P. MARSHALL            Director since December 2003

         Mr. Marshall joined Trident Capital in 1996 as a Principal and has been a Managing Director since 1998. In this role, he focuses on the payments, outsourcing and communications technology markets. From 1992 to 1994, he was an Associate with the Leveraged Capital Group of Banque Paribas. Earlier in his career, Mr. Marshall was a Financial Analyst in the Corporate Finance department of Chase Manhattan Bank, where he specialized in merchant banking transactions. Mr. Marshall received a bachelor's degree from Hamilton College and a master's degree in business administration from Northwestern University, J.L. Kellogg Graduate School of Management. Mr. Marshall is 35 years old.

         CHARLES R. STAMP, JR.              Director since September 2000

         Mr. Stamp received a bachelor's degree from Southeast Missouri State University in 1971 and is a graduate of the University of Missouri School of Law in Columbia, Mo. He practiced law from 1974 until 1981 and then entered the agribusiness field. In September 2002, Mr. Stamp was named Vice President, Public Affairs Worldwide of Deere and Company. Prior to this he served as President of John Deere Special Technologies Group, Inc. and as President, Worldwide Agricultural Division - Global AgServices of Deere and Company. He is the immediate past President, Chief Executive Officer and co-founder of InterAg Technologies, Inc., a privately held Atlanta-based agricultural electronics manufacturing and computer software company, which was acquired by Deere and Company in 1999 to form the basis of Deere's Special Technologies Group. Mr. Stamp entered the agribusiness industry in 1981 as President and Chief Executive Officer of Meyer Agri-Products, Inc., a company that later became a division of Butler Manufacturing Company of Kansas City, Mo., where he served as a division vice president. Mr. Stamp is 54 years old.

DIRECTOR COMPENSATION

         Non-employee directors (except Mr. Stamp, the JDSTG nominee, and Mr. Marshall, the Trident nominee) will receive $5,000 annually, and the Chairman, if not an employee, will receive an additional $3,000 annually to serve on the Board of Directors.

         Each non-employee director (except Mr. Stamp) also will receive upon re-election at the Annual Meeting a grant of options for 5,000 shares pursuant to the Company's 2002 Long-Term Incentive and Stock Option Plan. These options are exercisable for five years commencing at the date of grant at a price equal to the fair market value of the Common Stock on the date of grant.

         Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.

BOARD MEETINGS AND COMMITTEES

         During the year ended September 30, 2003, the Board of Directors met four times and otherwise conducted business by unanimous written action. Committees of the Board met independently as well as immediately prior to and/or after meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of the Board committees on which he served.

         The Board of Directors has established an Audit Committee and a Compensation Committee. During the fiscal year ended September 30, 2003, each committee was comprised of all independent directors (under the Nasdaq standards applicable to such committees), as follows:

         Audit Committee                     Compensation Committee
         ---------------                     ----------------------
         Carl M. Fredericks*                 Roger W. Kleppe*
         Roger W. Kleppe                     Richard L. Bogen
         Stephen A. Lawrence                 Charles R. Stamp, Jr.
         * Chairman

         The Board of Directors has unanimously determined that all Audit Committee members are financially literate under the Nasdaq listing standards and that at least one member has financial management expertise.

         The purpose of the Audit Committee includes (1) annually selecting a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) reviewing the scope of audits made by the independent public accountants; and (3) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. See "Audit Committee Report."

         The purpose of the Compensation Committee is to annually review and approve management's overall compensation plan for the Company's employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also determines stock options and awards, which may be included in the compensation set forth for each individual.

NOMINATION OF DIRECTOR CANDIDATES

         Nominees for election to the Board of Directors of XATA are selected by the independent members of our Board, subject to the rights of JDSTG and the Trident Investors (see Notes 5, 9, 10, and 11 of the table in "PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT" and "ELECTION OF DIRECTORS"). We do not have a standing nominating committee or a Charter with respect to the nominating process. If we appointed such a committee, its membership would consist of the independent directors, or a subset of them. To date, all director nominees have been identified by current directors or management. We have never engaged a third party (for a fee or otherwise) to identify candidates and we have never received a proposed candidate from a source outside of the Company. However, the Board would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to our chief financial officer, John G. Lewis. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Board evaluates candidates based on financial literacy, knowledge of the Company's industry or other background relevant to the Company's needs, status as a stakeholder in the Company, "independence" for purposes of compliance with the rules of the SEC and Nasdaq, and willingness, ability, and availability for service.

SHAREHOLDER COMMUNICATION WITH THE BOARD

         We do not have a formal procedure for shareholder communication with our Board of Directors. In general, our officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our president or chief financial officer with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of our Board Chairman, Stephen A. Lawrence, or to the attention of the Chairman of our Audit Committee, Carl M. Fredericks, in care of the Company at the Company address. All such communications will be forwarded unopened.

         We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of shareholders. All incumbent directors and nominees attended the annual meeting in March 2003.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Our current executive officers are as follows:

         Name                      Age     Position
         ----                      ---     --------
         Craig S. Fawcett          37      Chief Executive Officer, President, and Director

         John G. Lewis             38      Chief Financial Officer, Treasurer, and Secretary

         Thomas N. Flies           34      Vice President, Business Development

         J. Perry McGahan, Jr.     45      Vice President, Product Development

EXECUTIVE COMPENSATION

         The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to our chief executive officer, and each executive officer with compensation in excess of $100,000 (the "Named Executive Officers") pursuant to a plan or contract or otherwise during fiscal years ended September 30, 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                 Annual Compensation                        Compensation
                                                 -------------------                        ------------
                                                                        Other Annual
Name & Principal Position      Year     Salary ($)     Bonus ($)(1)    Compensation)         Options #
-------------------------      ----     ----------     ------------    -------------        ------------
Craig S. Fawcett (2)           2003     200,000             -0-              -0-                 -0-
President and Chief            2002     117,692             -0-              -0-               142,000
Executive Officer              2001         -0-             -0-              -0-                 -0-

William P. Flies (3)           2003     225,531             -0-              -0-               70,707
Chief Technology Officer       2002     199,615             -0-              -0-               48,500
                               2001     180,000             -0-              -0-                 -0-

John G. Lewis (4)              2003     170,000             -0-              -0-               30,051
Chief Financial Officer        2002     166,885             -0-              -0-               19,000
and Secretary                  2001     110,769             -0-              -0-               40,000

Thomas N. Flies                2003     136,000             -0-              -0-               20,606
Vice President, Business       2002     135,885             -0-              -0-               13,000
Development                    2001     130,000             -0-              -0-               10,000

Joel G. Jorgenson (5)          2003     157,000             -0-              -0-               23,788
Regional Vice President of     2002     156,866             500              -0-               13,000
Sales                          2001     150,000            20,472            -0-               10,000

J. Perry McGahan (6)           2003     131,250             -0-              -0-               19,848
Vice President,                2002     128,943             -0-              -0-                8,750
Product Development            2001     79,327              -0-              -0-               30,000

(1)      Represents formula-based incentive compensation.

(2) Mr. Fawcett joined the Company as President and Chief Executive Officer on February 20, 2002, replacing William P. Flies, who resigned to become Chief Technology Officer.

(3) Mr. Flies' employment with the Company terminated on June 20, 2003. Amounts shown include payments to Mr. Flies pursuant to Separation Agreement and Release dated June 11, 2003.

(4)      Mr. Lewis joined the Company on January 15, 2001.

(5) Mr. Jorgenson's position and title changed on July 31, 2003 to Regional Vice President of Sales from General Manager, Private Fleet Operations.

(6) Mr. McGahan joined the Company on February 5, 2001 as Vice President of Software Engineering and was appointed to Vice President, Product Development on June 20, 2003.


         The Company has employment agreements with its current executive officers, including Craig S. Fawcett, John G. Lewis, Thomas N. Flies and J. Perry McGahan. Each of these agreements provides for a minimum base salary, and an annual incentive bonus based on revenue, profitability and other objectives. Each contract is for a period of one year and is automatically renewed for successive one year periods unless terminated by ninety (90) days notice in advance of renewal. Base salary for each individual for fiscal 2003 (October 1, 2003 - September 30, 2004) is as follows:

                           Craig S. Fawcett          $200,000
                           John G. Lewis             $170,000
                           Thomas N. Flies           $136,000
                           J. Perry McGahan, Jr.     $131,250

         Each of these agreements also contains provisions that prohibit the Company from materially altering positions, duties, benefit plans or incentive plans. Under the agreements, each respective executive is entitled to one year of salary continuation, in addition to certain other benefits, in the event the Company terminates the executive's employment without cause or if the employee terminates employment with good cause attributable to the Company. Each agreement restricts the executive from competing with the Company during and for a period of one year beyond employment with the Company, and restricts the executive from disclosing certain confidential information.

         The Board of Directors retains the authority to provide discretionary bonuses to managers and employees. Executive officers, as well as other employees and non-employee directors, are also eligible for various stock based awards, including options, under the Company's 2002 Long Term Incentive and Stock Option Plan.

         On June 11, 2003, the Company and William P. Flies, the founder and a former president, chief executive officer, chief technology officer, and chairman of the Company, entered into a Separation Agreement and Release which terminated his employment with the Company. Mr. Flies remained a member of the Board of Directors but is not standing for re-election at the Annual Meeting. Pursuant to the Separation Agreement, the Company will continue to pay Mr. Flies 100% of his salary at the time of termination ($200,000 per year) through September 30, 2004 and will fund a portion of the premiums for his health benefits as if his employment had continue through September 30, 2004.

SUMMARY OF OPTION GRANTS

         The following table contains information concerning the grant of stock options to Named Executive Officers during fiscal 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                Number of
                                Securities          Percent of total
                                Underlying        options/SARs granted
                               Options/SARs         to employees in        Exercise or base
Name                           Granted (#)            fiscal year            price ($/Sh)          Expiration Date
----                           ------------       --------------------     -----------------       ---------------
Craig S. Fawcett                   -0-                     0%                     N/A                    N/A
William P. Flies                  70,707                  31%                   $4.18 (1)             10/01/07
John G. Lewis                     30,051                  13%                   $3.80                 10/01/07
Thomas N. Flies                   20,606                   9%                   $4.18 (1)             10/01/07
Joel G. Jorgenson                 23,788                  10%                   $3.80                 10/01/07
J. Perry McGahan, Jr.             19,848                   9%                   $3.80                 10/01/07

------------------------
(1) Stock option grant price equals 110% of market price on day of grant.

         The following table contains information concerning the exercise of stock options by Named Executive Officers during fiscal 2003.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                           Number of Securities
                                                       Underlying Unexercised Options   Value of Unexercised In-the-Money
                              Option Exercises                      at FYE                         Options at FYE
                       ---------------------------------------------------------------------------------------------------
                         Shares
                       Acquired on
Name                    Exercise      Value Realized   Exercisable     Unexercisable      Exercisable      Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Craig S. Fawcett           -0-              -0-            47,333          94,667              -0-               -0-
William P. Flies           -0-              -0-             -0-              -0-               -0-               -0-
Joel G. Jorgenson          -0-              -0-            44,334          35,788             9,102              -0-
John G. Lewis              -0-              -0-            33,000          56,051              -0-               -0-
Thomas N. Flies            -0-              -0-            41,667          32,606             1,821              -0-
J. Perry McGahan, Jr.      -0-              -0-            22,917          35,681              -0-               -0-

-------------------------
(1) The amounts set forth represent the difference between the closing price of the Common Stock as quoted on the Nasdaq SmallCap Market on September 30, 2003 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION

         The Company has three equity compensation plans: its 1991 Long-Term Incentive and Stock Option Plan, its 2001 Interim Incentive and Stock Option Plan, and its 2002 Long-Term Incentive and Stock Option Plan, all of which have been approved by the shareholders of the Company. The 1991 and 2001 Plans have terminated and no additional awards can be made under those Plans. In addition, the Company has issued warrants to its directors and certain service providers. These awards have not been presented to or approved by the shareholders.

         The following table presents information as of September 30, 2003 about these plans, with separate disclosure for shareholder-approved plans and other plans.

                                Number of securities to be    Weighted-average exercise      Number of securities
                                  issued upon exercise of       price of outstanding        remaining available for
                                   outstanding options,         options, warrants and        future issuance under
                                    warrants and rights                rights              equity compensation plans
                                                                                             (excluding securities
                                                                                           reflected in column (a))
---------------------------------------------------------------------------------------------------------------------
                                            (a)                          (b)                          (c)
---------------------------------------------------------------------------------------------------------------------
Equity compensation plans               828,115 (1)                     $3.56                       70,146 (2)
approved by security holders

Equity compensation plans not            47,478 (3)                     $2.19                          -0-
approved by security holders

                         Total          875,593 (4)                     $3.49                       70,146

         (1) Consists of options (expressed as number of shares) outstanding under the following plans:
                    1991 Long-Term Incentive and Stock Option Plan - 356,261 2001 Interim Incentive and Stock Option Plan - 142,000 2002 Long-Term Incentive and Stock Option Plan - 329,854

         (2) Consists of shares available for future option grants as follows:
                    1991 Long-Term Incentive and Stock Option Plan - none 2001 Interim Incentive and Stock Option Plan - none 2002 Long-Term Incentive and Stock Option Plan - 70,146

         (3) Consists of 5-year warrants, exercisable at market value at the time of grant, issued to directors of the Company in consideration of service on the Board of Directors. The warrants contain a "cashless exercise" feature that allows the holder to exercise for shares in an amount equal to the excess of aggregate current market value over the aggregate exercise price, divided by the current market value per share.

         (4) On December 8, 2003, the placement agent for the Trident Capital investment in the Company received as part of its consideration 7-year warrants for purchase of an aggregate of 163,265 shares of Common Stock (130,612 shares at $2.54 per share and 32,653 shares at $3.17 per share). These warrants permit "cashless exercise" and provide the holders with piggyback registration rights. These warrants are not included in the figures above.

         The table above does not include an additional 350,000 shares that have been authorized under the 2002 Long-Term Incentive and Stock Option Plan, subject to shareholder approval at the Annual Meeting, as described in Proposal 2.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

          Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 2003 its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that a Form 5 with respect to a gift of shares by William P. Flies was filed after the due date.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the "Act"). Article V of the Company's Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company's indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith.

          As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in improper personal benefit to the director. In addition, the Company has entered into indemnification agreements with the Trident investors and its representatives who serve as directors on the Board which may supplement the indemnification provisions available to them under Minnesota law.

CERTAIN TRANSACTIONS

          As of December 31, 2003, the Company is indebted to Deere & Company in the amount of $416,000 pursuant to the terms of a variable rate promissory note (6.00% as of December 31, 2003) due in full on October 1, 2005. John Deere Special Technologies Group, Inc., the Company's largest shareholder, is a wholly-owned subsidiary of Deere & Company. Repayment of this note is secured by substantially all assets of the Company.

          The Company purchases a significant portion of the hardware components for its products from Phoenix International Corporation ("Phoenix"), a wholly-owned subsidiary of Deere & Company. Payments by the Company to Phoenix totaled $1,541,000 during the Company's fiscal year ended September 30, 2003 and $713,000 during the fiscal year ended September 30, 2002. All transactions between Phoenix and the Company have been and will be on terms negotiated at "arms length."

          JDSTG and the Trident Investors have rights to nominate directors, and in the case of the Trident Investors, to vote separately as a class on their nominees. (See Notes 5, 9, 10, and 11 of the table under "PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT" and "ELECTION OF DIRECTORS.") In addition, Trident has a right of first refusal on certain new stock issuances by the Company which is intended to permit Trident to maintain its current percentage ownership.

         Our President and Chief Executive Officer, Craig Fawcett, is technically "on leave" from Deere & Company, i.e., he has not formally terminated his employment relationship with Deere. His status with Deere is similar to assignment with a wholly-owned subsidiary of Deere and provides him with the following benefits:

         -        Options. His options to purchase Deere stock remain in effect.
                  No new options have been granted since February 20, 2002, the date when his leave commenced.

         - Pension. While he is on leave, there is no interruption of years of service credit under Deere's pension benefits. No new benefits have accrued since February 20, 2002.

Mr. Fawcett receives no pay from Deere and he is not guaranteed a position with Deere if he expresses a desire to return. His on leave status could continue indefinitely (in theory), but its continuation beyond February 20, 2004 will require approval by Deere's chief executive officer. Mr. Fawcett has advised us that he has requested such approval, and if such approval is granted, such arrangement will extend until February 20, 2005. He could request further extension at that time.

                                   PROPOSAL 2

           AMENDMENT OF 2002 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

GENERAL INFORMATION

         The Board of Directors believes that the Company's policy of encouraging stock ownership by certain of its employees and members of the Board of Directors through the granting of restricted stock awards, stock options and other sorts of stock-based compensation has been and will be a significant factor in its growth and success by enhancing the Company's ability to retain and attract qualified employees and directors. The Company's 2002 Long-Term Incentive and Stock Option Plan (the "2002 Plan") is currently the primary vehicle for implementation of this policy.

         Prior to the Annual Meeting of Shareholders in 2002, the Board adopted and recommended to the shareholders adoption of the 2002 Plan. The 2002 Plan was approved by the shareholders at the 2002 annual meeting and will remain in effect until February 26, 2012.

         The number of shares of Common Stock originally reserved for issuance under the 2002 Plan is 400,000, which, in the judgment of the Board, was the minimum number required for effective utilization of the Plan in the near term. As of December 31, 2003, 329,854 shares are subject to outstanding options and 70,146 shares remain available for new awards.

         On December 30, 2003, the Board of Directors amended the 2002 Plan to add 350,000 shares to the reserve, subject to approval by shareholders at the Annual Meeting.

ADMINISTRATION

         Except as discussed below with respect to non-employee directors, the 2002 Plan is administered by a committee (the "Committee") of the Board. Until determined otherwise by the Board of Directors, the Committee will be comprised of the entire Board of Directors. The Committee has the authority: (i) to establish rules for the administration of the 2002 Plan; (ii) to select the participants in the 2002 Plan; (iii) to determine the types of grants and awards and the number of shares covered; (iv) to set the terms and conditions of such grants and awards; and (v) to determine under what circumstances grants and awards may be canceled or suspended. Determination and interpretations with respect to the 2002 Plan are in the sole discretion of the Committee, whose determination and interpretations are binding on all interested parties.

         The 2002 Plan provides for automatic grant of options to non-employee members of the Board of Directors upon initial election to the Board (an "Initial Option") and annually thereafter, upon re-election to the Board (an "Annual Option"), each in the amount of 5,000 shares, granted annually immediately following election or re-election, as applicable (as to each, an "Option"). All Initial Options, Annual Options and Options are "non-qualified" options which do not meet the requirements of Section 422 of the Code. This aspect of the 2002 Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. Each Initial Option, Annual Option and Option is exercisable at a price per share equal to the fair market value of the Common Stock as of the date of grant. Options are immediately exercisable and remain exercisable for a period of five (5) years from the date of grant. Under the 2002

Plan, non-employee Directors are also eligible for discretionary option grants and other awards in addition to automatic grants. The JDSTG directors have elected to not participate in the non-discretionary option grants.

TYPES OF AWARDS

         Options granted under the 2002 Plan may be either "incentive" options intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options. Awards granted under the 2002 Plan may be stock appreciation rights ("SARs"), restricted stock or performance awards, as defined in the 2002 Plan. Incentive stock options may be granted to any full or part-time employee of the Company or any of its present and future subsidiary corporations. Options which do not qualify as incentive stock options, as well as SARs, restricted stock or performance awards under the 2002 Plan may be granted to both employees and non-employees who provide services to the Company (including consultants and members of the Board of Directors). As of December 31, 2003, approximately 65 persons are eligible to participate in the 2002 Plan.

         Under the terms of the 2002 Plan, incentive stock options may not exceed ten years in duration and must be granted at a price not less than 100% of the fair market value of the Company's stock on the day the option is granted, except that incentive stock options granted to persons owing 10% or more of the Company's stock must be granted at an option price which is at least 110% of fair market value and may not exceed five years in duration. Further, the aggregate fair market value (determined as of the time the option is granted) of stock covered by all incentive stock options which are first exercisable by an individual in any year may not exceed $100,000. The term of options granted under the 2002 Plan which do not qualify as incentive stock options may not exceed more than 15 years from the date of granting of such option. The price for options and awards which do not qualify as incentive stock options may be more or less than the fair market value of the Common Stock on the date of grant or award. The Committee may grant options that are exercisable in full at any time or from time to time or in installments or upon the occurrence of specified events. Incentive stock options may not be transferred by the optionee except by will or the laws of descent and distribution. The agreements relating to options will contain restrictions on when an optionee may exercise options following termination of employment with the Company or a subsidiary.

         Under the 2002 Plan, the Committee may also grant SARs which shall confer on the holder a right to receive, upon exercise, the excess of (i) the fair market value of each share subject to the SAR on the date of exercise over
(ii) the grant price of the right as specified by the Committee, which shall not be less than the fair market value of a share of Common Stock on the date of grant of the SAR (or, if the Committee so determines, in the case of any SAR granted in substitution for another award, on the date of grant of such other award). Subject to the terms of the 2002 Plan and any applicable award agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any SAR shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate.

         The Committee is also authorized to grant awards of restricted stock. Each restricted stock award granted under the 2002 Plan shall be for a number of shares determined by the Committee. The Committee, in its discretion, may establish performance, continued employment, vesting, or other conditions that must be satisfied in order for the restrictions to lapse. The Committee, in its discretion, may waive any restriction applicable to all or any portion of the shares subject to an outstanding restricted stock award.

         The Committee is authorized to grant such other stock-based awards (including performance awards) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into such shares), as are deemed by the Committee to be consistent with the purposes of the 2002 Plan. Performance awards provide the holder with rights valued as determined by the Committee and payable to, or exercisable by, the holder, in whole or in part, upon achievement of such performance goals during such performance periods as the Committee may establish. Subject to the terms of the 2002 Plan and any applicable award agreement, the Committee, in its discretion, may determine the terms and conditions of other stock-based awards.

TRANSFERABILITY OF STOCK

         The resale of shares acquired upon receipt or exercise of options or awards is generally not restricted by the terms of the 2002 Plan. However, resales may be restricted pursuant to the agreement relating to the award and, further, resales will be restricted under the Securities Act of 1933, as amended (the "1933 Act") unless the shares are registered under the 1933 Act or the transaction is exempt from registration. The Company intends to register the shares under the 1933 Act.

FEDERAL INCOME TAX MATTERS

         The following is a general summary of the Company's understanding of the federal income tax consequences of the 2002 Plan.

         Incentive Stock Options. Options under the 2002 Plan granted to employees may be "incentive stock options" within the meaning of Section 422 of the Code. In order to qualify as an incentive stock option, an option must meet certain conditions specified in the Code. The Company believes that under currently applicable provisions of the Code, if shares of Common Stock are acquired pursuant to the exercise of incentive stock options, then:

         - At the time of exercise of the option, no income will be realized by the optionholder for purposes of the regular income tax. However, for purposes of the alternative minimum tax (the "AMT"), the option will be treated as an option which does not qualify as an incentive stock option. Accordingly, for purposes of the AMT, the optionholder will recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price. Furthermore, the recognition of such AMT income may not alter the amount of income to be recognized for purposes of the regular income tax at the time the Common Stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of. As a result, an optionholder who has a substantial amount of AMT income upon exercise of an option in relation to his or her taxable income from wages and other sources may be subject to the AMT in the year the option is exercised. Each optionholder should consult his or her own tax counsel regarding the effect of the AMT and the desirability of selling or otherwise disposing of shares of Common Stock acquired pursuant to the exercise of an incentive stock option in the same calendar year in which such shares were acquired to avoid having the AMT apply in the year the option is exercised and the regular tax apply in the year the Common Stock acquired thereby is sold or otherwise disposed of. Each optionholder should also consult with his or her own tax counsel regarding the benefit which may be available from the tax credit for a prior year's AMT liability provided for in
                  Section 53 of the Code.

         - If Common Stock is sold or otherwise disposed of more than two years from the date an option was granted to the optionholder and more than one year after the transfer of any shares of Common Stock to such optionholder upon the exercise of such option, then the difference between the option price paid for the shares and the sale price will result in long-term capital gain or loss to the optionholder if, as usually is the case, the Common Stock is a capital asset in the hands of the optionholder, and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of such option.

         - If Common Stock is sold or otherwise disposed of before the holding period described above is satisfied, then the optionholder will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (a) the difference between the option price and the fair market value of the shares at the time the option is exercised, and (b) the difference between the option price and the amount realized upon the disposition of the shares. Such optionholder will recognize short-term or long-term capital gain to the extent of any excess of the amount realized upon the disposition of the shares over the fair market value of the shares upon exercise of the option, and the Company will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the optionholder if and to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company may also be required to withhold income tax upon the amount of ordinary income recognized by the optionholder.

         An acceleration of the exercisability of options upon a "change of control" of the Company as provided in certain option agreements may result in more than $100,000 of incentive stock options becoming exercisable for the first time during a single calendar year. In that event, all or some of the incentive stock options in question would become non-qualified (non-incentive) stock options.

         Other Options. Some options granted under the 2002 Plan are not intended to qualify as incentive stock options under Section 422 of the Code. The Company believes that under currently applicable provisions of the Code:

         - The non-incentive stock options do not have a "readily ascertainable fair market value" within the meaning of Section 83 of the Code and the regulations issued thereunder. Accordingly, at the time an option is granted, the optionholder will not recognize any taxable income. Upon the exercise of the option, the optionholder will recognize ordinary income in the amount by which the fair market value of the Common Stock at such time exceeds the option price.

         - The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company will be required to withhold or otherwise collect income tax upon such amount as required under Sections 83 and 3402 of the Code.

         - The optionholder's original tax basis in the shares received will be equal to the sum of the option exercise price for the shares plus the amount which the optionholder is required to recognize as income as a result of the exercise of the option.

         - When an optionholder sells shares acquired by the exercise of such a non-incentive option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss.

         - An optionholder's holding period for shares acquired by exercising such an option, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin at the time of the exercise of the option.

         Restricted Stock Awards. The tax consequences of the grant and vesting of restricted stock awards are also generally governed by Section 83 of the Code. Common Stock of the Company issued pursuant to a restricted stock award is intended to be non-vested property within the meaning of Section 83 and the regulations promulgated thereunder. The Company believes that Common Stock issued to its employees pursuant to a restricted stock award is subject to a substantial risk of forfeiture as required by the Code and the regulations for treatment as non-vested property.

         Except as noted below, no income will be realized by a grantee, and the Company will not be entitled to any deduction, with respect to an award of restricted stock until the transfer prohibitions on the award have lapsed. At that time, the employee will be deemed to have received compensation taxable as ordinary income and the Company will be entitled to a corresponding deduction equal to the sum of any cash received, plus the fair market value on the day such prohibitions lapse with respect to the shares. The employee's tax basis for any shares received will be the fair market value on the day such prohibitions lapse. An employee who receives an award of restrictive stock may irrevocably elect under Section 83(b) of the Internal Revenue Code to report ordinary income in an amount equal to the fair market value of the stock on the date of grant. If such an election is made, no income would be recognized at the time the restrictions lapse and the tax basis for such shares (for purposes of determining the amount of any gain or loss realized on the subsequent sale of such shares) would be the fair market value on the date of grant of the stock. However, under current regulations of the Internal Revenue Service, if an employee makes such an election and subsequently all or part of the shares are forfeited under the terms and conditions set by the Committee at the date of grant, the employee will not be entitled to a deduction.

         If a Section 83(b) election is not made, appreciation in the value of the Common Stock during the period of time the Common Stock is subject to restrictions under the terms of the restricted stock award will be recognized as ordinary income when those restrictions lapse. If the election is made, appreciation in the value of the Common Stock during the period of time they are subject to restrictions will generally be recognized as capital gain only when the restrictions lapse and the Common Stock is sold or otherwise disposed of by the grantee.

         At the end of the restricted period, the grantee of a restricted stock award generally will be able to sell, exchange or otherwise dispose of the Common Stock issued to such grantee, subject to restrictions on transfer of unregistered securities under the Securities Act of 1933 and applicable state securities laws. The holding period for shares acquired pursuant to a restricted stock award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin when the grantee recognizes ordinary income.

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income pursuant to a restricted stock award, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code. Dividends received by the grantee before the end of the restricted period will be taxed as ordinary income to the grantee and will also be deductible by the Company subject to the foregoing general rules concerning compensation.

         Stock Appreciation Rights. The tax consequences of the grant of an SAR are also generally governed by Section 83 of the Code. At the time an SAR is granted, the holder of the SAR will not recognize any taxable income. At the time of exercise of an SAR, the holder will recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock received at such time. The holder of the SAR will have a basis in any shares received equal to the fair market value thereof at the time the holder recognizes ordinary income as a result of exercising the SAR, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain, if, as usually is the case, the shares are a capital asset in the hands of the holder. The holding period for shares acquired by exercising an SAR, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term and short-term, shall begin at the time of the exercise of the SAR.

         At the time of exercise of an SAR, the holder will report as ordinary income the amount of cash received and the fair market value of any common stock which is issued. The Company will be entitled to take a deduction for such amount at the time of actual payment. A recipient of a performance award will not recognize any taxable income at the time of grant. When the award is paid, in cash or in common stock, the grantee will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the common stock received (which fair market value will be the employee's tax basis for the shares) and the Company will generally be entitled to a deduction for such amount.

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder of an SAR recognizes ordinary income upon the exercise of an SAR, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code.

         Performance Awards. The tax consequences of the grant and any payment with respect to a performance award are also governed by Section 83 of the Code. At the time a performance award is granted, the recipient will not recognize any taxable income. At the time a performance award matures, the holder will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at such time, unless the holder is a person subject to
Section 16(b) of the 1934 Act. The holder will have a basis in any shares received equal to the fair market value thereof at the time the holder recognizes ordinary income as a result of the maturity of a performance award, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain if, as usually is the case, the Common Stock is a capital asset in the hands of the holder. The holding period for shares acquired upon maturity of a performance award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin upon the maturity thereof.

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder recognizes ordinary income upon the maturity of a performance award, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code.

         Other Stock-Based Awards. The 2002 Plan also authorizes other stock-based awards, the terms of which are not specified. The federal income tax consequences to both recipients and the Company from the grant and exercise of such other stock-based awards will depend on the terms thereof.

         Change of Control. Payments or other benefits resulting from awards, including acceleration of the exercisability of options granted under the 2002 Plan as a result of "change of control" provisions in award agreements, may be compensatory payments which are contingent on a change of control and when made to certain defined individuals (such as the Company's executive officers) may be deemed to be "parachute payments" within the meaning of Section 2806 of the Code. Section 2806 of the Code provides that if "parachute payments" to an individual equal or exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change of control occurs), the excess of such "parachute payments" over such individual's "base amount" will (a) not be deductible by the Company and (b) be subject to an excise tax payable by the individual. Each holder of an award should consult his or her own tax advisor regarding his or her tax liability upon a change of control of the Company.

PLAN BENEFITS

         Grants of options and awards under the 2002 Plan are discretionary. Accordingly, it is not possible for us to identify the recipients or specify the amounts to be received by any recipient. In general, the Board of Directors, as the Committee administering the 2002 Plan, will seek recommendations from management (as to non-executive employees) and from the Compensation Committee of the Board (as to executive employees) concerning the recipients of grants and awards, the appropriate amounts and types of awards, and the terms of exercise. Grants and awards may be made annually, or more frequently in the case of new hires, promotions, or other special circumstances. In general, the Committee's compensation policy includes stock incentives for executive management as a significant component of total compensation.

         A copy of the 2002 Plan is available upon request to John G. Lewis, Chief Financial Officer at XATA, 151 E. Cliff Road, Suite 10, Burnsville, MN 55337.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of our Board of Directors is comprised of three (3) directors, all of whom are "independent" under the listing standards of The Nasdaq Stock Market. During the fiscal year ended September 30, 2003, the members of the Committee were Carl M. Fredericks (Chair), Stephen A. Lawrence, and Roger W. Kleppe. The Board of Directors has determined that all Audit Committee members are financially literate under current Nasdaq listing standards and that at least one member has financial management expertise.

         The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process; the independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants.

         In September 2003, the Audit Committee revised its Charter and recommended its approval by the full Board of Directors. The revised Charter, attached as Appendix A to this Proxy Statement, sets forth the Audit Committee's principal accountabilities, including selecting and engaging the independent auditor and approving the audit and non-audit services to be provided by the independent auditor.

         The Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the auditors any relationships that may impact their objectivity and independence, and has satisfied itself as to the auditors' independence.

         The Committee has discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee has also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

         In addition, the Committee has discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

         Based upon the Committee's discussion with management and the independent accountants, the Committee's review of the representation of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended September 30, 2003.

         Members of the Audit Committee:

                  Carl M. Fredericks
                  Stephen A. Lawrence
                  Roger W. Kleppe

                                   PROPOSAL 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Grant Thornton LLP audited the Company's financial statements included in the Company's Form 10-KSB for the fiscal year ended September 30, 2003. The Board of Directors has appointed Grant Thornton LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2004. If the shareholders fail to ratify such appointment, we will select another firm to perform the required audit function. We expect a representative of Grant Thornton LLP to be present at the meeting to be available to respond to appropriate questions.

         Fees payable to Grant Thornton LLP in connection with the audit of our financial statements for the year ended September 30, 2003 and for review of our quarterly financial statements included in our reports on Form 10-QSB during the year totaled $55,000. No leased personnel were utilized by Grant Thornton LLP in connection with any audit services provided to us.

         Other services provided by Grant Thornton LLP in fiscal 2003 and the fees for such services are as follows:

         Miscellaneous audit related services:                $10,300
         Preparation of federal and state tax returns:        $15,900

AUDITOR FEES PRE-APPROVAL POLICY

         In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services to be provided by Grant Thornton LLP, the Company's independent auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Grant Thornton LLP during fiscal 2003.

                    PROPOSALS FOR FISCAL 2004 ANNUAL MEETING

         We currently anticipate that the next annual meeting, for the fiscal year ending September 30, 2004 (the "2004 Annual Meeting"), will be held on or around March 1, 2005. If you wish to submit a proposal for inclusion in the proxy statement and proxy for shareholder action at the 2004 Annual Meeting, you must do so by sending the proposal and supporting statements, if any, to us no later than October 1, 2004.

         In addition, pursuant to the rules of the Securities and Exchange Commission, proxies solicited by our management for the 2004 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2004 Annual Meeting, unless we have received notice of the shareholder proposal on or before December 10, 2004.

         In addition, pursuant to Section 2.11 of our Bylaws, a shareholder who wishes to bring any business before the 2004 Annual Meeting must give notice of that fact, plus the additional information required under Section 2.11, at least 90 days before the meeting.

                               By Order of the Board of Directors

                              /s/ John G. Lewis

                              John G. Lewis
                              Secretary

Dated:  January 12, 2004
Burnsville, Minnesota

A COPY OF OUR ANNUAL REPORT, WHICH INCLUDES OUR REPORT ON FORM 10-KSB, IS ENCLOSED. AN ADDITIONAL COPY OF OUR FORM 10-KSB (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: XATA CORPORATION, ATTENTION: JOHN G. LEWIS, CFO, 151 EAST CLIFF ROAD, SUITE 10, BURNSVILLE, MINNESOTA 55337.

                                   APPENDIX A

                                XATA CORPORATION

                             AUDIT COMMITTEE CHARTER
                           ADOPTED SEPTEMBER 29, 2003

Objective

The audit committee of the board of directors of XATA shall use its best efforts to ensure the independence of the company's independent accountants, the integrity of management, and the adequacy of disclosure to the company's shareholders, potential shareholders, and the investment community.

Members

The audit committee shall be appointed annually by the board of directors, with its chairman (if any) to be selected by the committee. The committee shall have at least three members. Each member must also be a member of the board of directors. All of the committee members shall be "independent" and no member shall own or control 20% or more of the company's securities. A director is "independent" if he/she is an "independent director" as defined in the rules of the Nasdaq Stock Market, Inc., and any other exchange on which the company's securities are listed.

In selecting members of the audit committee, the board shall give consideration to each nominee's capacity to serve, business experience, knowledge of XATA operations, finance, accounting, and auditing, facility in obtaining information by inquiry, and commitment and available time.

Each member shall have the ability to read and understand fundamental financial statements, and at least one member shall be an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission.

The committee shall annually elect one of its members as chairperson. The chairperson shall schedule meetings, preside over meetings, and report to the board.

Vacancies on the committee shall be filled by the board of directors.

Meetings

The committee shall meet a minimum of four times per year and as scheduled by the committee chairman. A majority of members (at least 2 of 3) shall constitute a quorum. Each member shall be entitled to one vote. At the request of the committee, meetings may be held with members of management or the company's internal accounting staff or representatives of the company's independent accountants or consultants. The committee shall prepare and preserve written minutes of its meetings. The committee may appoint a committee member or a non-committee member as secretary. The committee may take action by conference telephone call, which shall constitute a meeting, or by written action signed by all members.

The activities and findings of the committee and minutes of committee meetings shall be made available to each member of the board.

Authority

The committee shall have unrestricted access to the company's personnel and records and will be given the resources to discharge its duties. The committee shall have the authority to engage independent counsel and other advisors, as it deems necessary, to carry out its duties. The committee may conduct investigations into significant matters brought to its attention during the conduct of its duties and may retain persons having special competence as necessary. The committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors. The committee also has the sole authority and responsibility to approve any significant non-audit relationship with the independent auditors.

Responsibility

While the fundamental responsibility for the company's financial statements and disclosures rests with management and the independent auditor, the audit committee must review:

         - major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles, and major issues as to the adequacy of the company's internal controls and any special audit steps adopted in light of material control deficiencies;

         - analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

         - the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company; and

         - earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

         - establish procedures for (1) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

The audit committee shall have such other responsibilities as may be designated to it from time to time by the board of directors. In addition, the audit committee shall annually review and assess the adequacy of its Charter and recommend to the board of directors any modifications in its duties and responsibilities.

Operations

The audit committee shall:

         - Assist board oversight of (1) the integrity of the company's financial statements, (2) the company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's independent auditors.

         - Prepare the report that SEC rules require be included in the company's annual proxy statement.

         - Retain and terminate the company's independent auditors (subject, if applicable, to shareholder ratification).

         - At least annually, obtain and review a report by the independent auditor describing: such firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the company. The audit committee should present its conclusions with respect to the independent auditor to the full board.

         - Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         - Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The audit committee's responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The audit committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance.

         - As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

         - Discuss policies with respect to risk assessment and risk management. The audit committee should analyze the company's major financial risk exposures and discuss with management the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management.

         - Periodically meet separately with management, with personnel responsible for the internal preparation of financial reports and records, and with independent auditors.

         - Review with the independent auditor any audit problems or difficulties and management's response. Among the items the audit committee may want to review with the auditor are: any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the company. The review should also include discussion of the responsibilities, budget and staffing of the company's internal financial functions.

         - Set clear hiring policies for employees or former employees of the independent auditors which shall comply in all respects with the rules of the Securities and Exchange Commission concerning independence of auditors and similar rules of any stock exchange on which the company's securities are listed.

         - Report regularly to the board of directors. The audit committee should review with the full board any issues that arise with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the company's independent auditors, or the performance of the internal financial accounting.

         -        Annually evaluate the performance of the audit committee.

         - Review, discuss and report to the board of directors concerning changes, if any, made or proposed by the government, accounting profession, or the company relating to accounting principles and their applications that could materially affect the company.

         - Review, discuss and report to the board of directors concerning significant issues reviewed by legal counsel concerning litigation, contingencies, claims, or assessments.

         - Review, discuss and report to the board of directors concerning significant adjustments proposed by the independent accountants.

         - Inquire of the independent accountants as to whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the company's financial statements.

         - Review unusual reporting issues prior to the issuance of any press release on financial results.

         - Advise the independent accountants and members of the internal accounting staff that they may communicate directly with any member of the committee on a confidential basis.

Internal Accounting Controls

The committee shall undertake such review as it deems necessary to ensure that there exists an effective system of internal accounting controls. Without limitation and as it deems appropriate, the committee shall:

         - Meet privately with the independent accountants and appropriate members of the company's financial staff to discuss pertinent matters.

         - Review with the chief financial officer the activities, organizational structure, and qualifications of the internal financial staff.

         - Inquire of the chief financial officer and independent accountants the extent to which their planned audit scope can be relied on to detect material weaknesses in internal controls or the occurrence of fraudulent financial reporting.

Corporate Compliance

The committee shall conduct such review as it deems necessary to ensure that the company is maintaining effective controls against employee conflict of interest and fraud and is in reasonable compliance with related laws. Without limitation and as it deems appropriate, the committee shall:

         - Review management's program to monitor compliance with the company's code of conduct and the Foreign Corrupt Practices Act.

         -        Review significant related party transactions.

         - Review the policies and procedures in effect for the review of officer expenses and purchases.

         - Review periodically the impact of significant accounting or reporting developments that may affect the company.

         - Review any legal matters that could have a significant impact on the company's financial statements.

         - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

Qualified Legal Compliance Committee

The committee shall be the company's "qualified legal compliance committee" as defined in the rules of the Securities and Exchange Commission. In this capacity, the committee shall:

         - Adopt written procedures for the confidential receipt, retention and consideration of any report of a material violation of federal securities laws, breach of fiduciary duty or similar violations by the company or any officer, director, employee or agent of the company.

         - Inform the company's chief legal officer and chief executive officer of any report of evidence of a material violation.

         - Determine whether an investigation is necessary regarding any report of evidence of a material violation by the company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate:

                           o        Notify the full board of directors;

                           o Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

                           o Retain such additional expert personnel as the committee deems necessary.

         -        At the conclusion of any such investigation:

                           o Recommend, by majority vote, that the company implement an appropriate response to evidence of a material violation;

                           o Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

                           o Acting by majority vote, take all other appropriate action, including the notification of the Securities and Exchange Commission in the event that the company fails in any material respect to implement an appropriate response that the qualified legal compliance committee has recommended.

Miscellaneous

As to other related matters, without limitation and as it deems appropriate, the committee shall:

         - Discuss with the independent accountants the quality of the company's financial and accounting personnel and any relevant recommendations that the independent accountants may have, including those in their "Report to Management."

         - Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

         - Evaluate the cooperation received by the independent accountants during their audit examination, including the access to all requested records, data, and information and elicit the comments of management regarding the responsiveness of the independent accountants to the company's needs.

         - Request from outside auditors a formal written statement regarding all relationships between the outside auditors and the company.

         - Maintain an active dialogue with the outside auditors regarding any undisclosed relations or services that could affect the objectivity and independence of the outside auditors.

         - Take, or recommend that the board of directors take, appropriate action to oversee the outside auditors' independence.

                                XATA CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                           TUESDAY, FEBRUARY 17, 2004
                                    3:00 P.M.

                    EMBASSY SUITES HOTEL - MINNEAPOLIS AIRPORT
                             7901 34th Avenue South
                             Bloomington, Minnesota




XATA CORPORATION
151 EAST CLIFF ROAD, SUITE 10
BURNSVILLE, MN 55337                                                    PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 12, 2004, hereby appoints each of Craig S. Fawcett and John G. Lewis as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XATA Corporation to be held on Tuesday, February 17, 2004 at 3:00 p.m. at the Embassy Suites Hotel - Minneapolis Airport, 7901 34th Avenue South, Bloomington, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               PLEASE DETACH HERE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.   Election of Directors duly    01  Stephen A. Lawrence   05  Roger W. Kleppe
     nominated:                    02  Richard L. Bogen      06  Charles R. Stamp, Jr.
                                   03  Craig S. Fawcett
                                   04  Carl M. Fredericks

[ ] FOR ALL NOMINEES

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

----------------------------------------------------------------

2. Amendment of 2002 Long-Term Incentive and Stock Option Plan to increase the shares reserved by 350,000.

         [ ]     FOR             [ ]       AGAINST          [ ]        ABSTAIN


3. Ratification of appointment of Grant Thornton LLP as the independent auditors of the Company for the year ending September 30, 2004.

         [ ]     FOR             [ ]       AGAINST          [ ]        ABSTAIN


4. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

         [ ]     GRANTED                                    [ ]        WITHHELD


I will [ ] / will not attend [ ] the Annual Meeting.

Address change?  Mark Box [ ]
Indicate changes below:

         PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If partnership, please sign in partnership name by an authorized person.

Dated:                     , 2004
        -------------------          ------------------------------------------
                                     Name (Print)

No. of Shares:                       No. of Shares:
               ------------                         -----------

---------------------------------    -------------------------------------------
Signature of Shareholder             Signature of Shareholder (if jointly owned)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.